As filed with the Securities and Exchange Commission on August 13, 2025.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BEASLEY BROADCAST GROUP, INC.

(Exact Name of registrant as specified in its charter)

Delaware	65-0960915
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3033 Riviera Drive, Suite 200

Naples, FL 34103

(Address of Principal Executive Offices) (Zip Code)

Beasley Broadcast Group, Inc. 2025 Equity Incentive Award Plan

(Full title of the plan)

Caroline Beasley

Chief Executive Officer

Beasley Broadcast Group, Inc.

3033 Riviera Drive, Suite 200

Naples, FL 34103

(239) 263-5000

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Copies to:

Brian D. Miller, Esq.

Latham & Watkins LLP

555 Eleventh Street, NW, Suite 1000

Washington, DC 20004

(202) 637-2200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On April 21, 2025, the Board of Directors of Beasley Broadcast Group, Inc. (the “Company”) approved the Beasley Broadcast Group, Inc. 2025 Equity Incentive Award Plan (the “Plan”), subject to the approval of the Company’s stockholders at the Company’s 2025 Annual Meeting of Stockholders (“2025 Annual Meeting”). On June 25, 2025, the Company’s stockholders approved the Plan at the Annual Meeting. This Registration Statement on Form S-8 (the “Registration Statement”) is being filed in order to register the 300,000 shares of Class A Common Stock, par value $0.001 per share (“Common Stock”), of the Company, authorized for issuance under the Plan.

Item 1. Plan Information.

Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Company are incorporated herein by reference:

(a)

the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 26, 2025, including the information specifically incorporated by reference into the Company’s Annual Report on Form 10-K from the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 29, 2025;

(b)	the Company’s quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, filed with the Commission on May 8, 2025 and August 13, 2025;

(c)	the Company’s Current Report on Form 8-K filed with the Commission on June 26, 2025; and

(d)	the description of the Company’s Class A Common Stock incorporated by reference to the Company’s registration statement on Form 8-A filed with the Commission on January 31, 2000 (File No. 000-29253).

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of Form 8-K and any exhibits included with such Items) and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

The legality of the securities offered pursuant to this Registration Statement has been passed on by Chris Ornelas, who serves as General Counsel to the Company. Mr. Ornelas is a holder of shares of Common Stock and is eligible to receive grants under the Plan, which may include awards with respect to the shares of Common Stock being registered by this Registration Statement.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”) allows a corporation to eliminate the personal liability of directors or officers of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of: (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders; (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) a director under Section 174 of the DGCL; (iv) a director or officer for any transactions from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation. The Company’s Amended and Restated Certificate of Incorporation includes such a provision for directors in Article VIII.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding—other than an action by or in the right of the Company—by reason of the fact that the person is or was a director, officer, employee or agent of the Company, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (b) if such person acting in good faith and in a manner such person reasonably believed to be in the best interest, or not opposed to the best interest, of the Company, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense expenses, including attorneys’ fees but excluding amounts paid in settlement, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the Company, unless the court believes that in light of all the circumstances indemnification should apply.

Article VIII of the Company’s Amended and Restated Certificate of Incorporation and Article V of the Company’s Fourth Amended and Restated Bylaws provide for indemnification to the fullest extent authorized by the DGCL for any person who was or is made party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer.

The foregoing is only a general summary of certain aspects of the DGCL, the Company’s Amended and Restated Certificate of Incorporation and the Company’s Fourth Amended and Restated Bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL, Article VIII of the Company’s Amended and Restated Certificate of Incorporation and Article V of the Company’s Fourth Amended and Restated Bylaws.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Beasley Broadcast Group, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 25, 2012).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Beasley Broadcast Group, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on September 23, 2024).

4.2	Fourth Amended and Restated Bylaws of Beasley Broadcast Group, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on January 25, 2018).

5.1*	Opinion of Chris Ornelas, General Counsel of the Company

23.1*	Consent of Chris Ornelas, General Counsel of the Company (included in Exhibit 5.1).

23.2*	Consent of Crowe LLP.

24.1*	Power of Attorney (included in the signature page hereto).

99.1	Beasley Broadcast Group, Inc. 2025 Equity Incentive Award Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the Commission on April 29, 2025).

107*	Filing Fee Table

*	Filed herewith.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naples, State of Florida, on this 13th day of August, 2025.

BEASLEY BROADCAST GROUP, INC.

By:	/s/ Caroline Beasley
Name:	Caroline Beasley
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Beasley Broadcast Group, Inc., do hereby constitute and appoint Chris Ornelas and Lauren Burrows Coleman, and each of them, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act and any rules, regulations and agreements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CAROLINE BEASLEY Caroline Beasley	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)	August 13, 2025

/s/ BRUCE G. BEASLEY Bruce G. Beasley	President and Director	August 13, 2025

/s/ BRIAN E. BEASLEY Brian E. Beasley	Chief Operating Officer and Director	August 13, 2025

/s/ LAUREN BURROWS COLEMAN Lauren Burrows Coleman	Chief Financial Officer (Principal Financial and Accounting Officer)	August 13, 2025

/s/ PETER A. BORDES Peter A. Bordes	Director	August 13, 2025

/s/ MICHAEL J. FIORILE Michael J. Fiorile	Director	August 13, 2025

/s/ GORDON H. SMITH Gordon H. Smith	Director	August 13, 2025